Exhibit 23.1



January 27, 2003




Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

As independent certified public accountants of American Busing Corporation, we hereby consent to the reference to our firm under the caption "Experts" in the prospectus and to the use of our report dated September 9, 2002, except for Notes 1 and 6, which are as of January 21, 2003 in the Amendment No. 1 to the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.



/s/ Miller and McCollom


MILLER AND MCCOLLOM
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033